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                                  Exhibit 23.1

                       Consent of Independent Accountants
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We hereby consent to the incorporation by reference in the Prospectus Supplement of First Horizon Assets Mortgage Pass-Through Trust 2001-9, relating to First Horizon Mortgage Pass-Through Certificates, Series 2001-9, of our reports, dated February 2, 2001, each of which is included or incorporated by reference in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, relating to our audits of: the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000; the consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000; and, the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.

                                     By: /s/ PricewaterhouseCoopers LLP
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                                         PricewaterhouseCoopers LLP

December 20, 2001